Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.

STOCK PURCHASE WARRANT

To Subscribe for and Purchase

Series F Convertible Preferred Stock of LipoScience, Inc.

LIPOSCIENCE, INC.

THIS CERTIFIES THAT, for value received, Piper Jaffray & Co. (herein called “Purchaser”), or registered assigns, is entitled to subscribe for and purchase from LipoScience, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, at the price specified below (subject to adjustment as noted below) at any time after the date hereof to and including seven (7) years from the date of issuance (the “Expiration Date”), Forty-One Thousand Three Hundred Seventy-Nine (41,379) fully paid and nonassessable shares of Series F Convertible Preferred Stock (herein the “Preferred Stock”) (subject to adjustment as noted below). This Warrant has been issued pursuant to an Engagement Agreement dated as of January 13, 2006 (the “Agreement”) between the Purchaser and the Company.

The warrant purchase price (subject to adjustment as noted below) shall be $4.35 per share.

This Warrant is subject to the following provisions, terms and conditions:

1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such shares. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 8 hereof and the restrictive legend under the heading “Restriction on Transfer” below.

3. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Preferred Stock will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised or the Preferred Stock may be converted into Common Stock of the Company (“Common Stock”), the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant or conversion of the Preferred Stock, a sufficient number of shares of its Preferred Stock or Common Stock to provide for the exercise of the rights represented by this Warrant or the Preferred Stock.

4. The above provisions are, however, subject to the following:

(a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

(b) In case the Company shall (i) declare a dividend upon the Preferred Stock payable in Preferred Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Preferred Stock, as described in subparagraph (c) below) or any obligations or any shares of stock of the Company which are convertible into or exchangeable for Preferred Stock (such obligations or shares of stock being hereinafter referred to as “Convertible Securities”), or in any rights or options to purchase any Preferred Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Preferred Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Preferred Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, such number of shares of Preferred Stock, such that upon exercise hereof, such holder would receive such number of shares of Preferred Stock as a result of each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of any such dividend or distribution if continuously since the record date for any such dividend or distribution such holder (i) had been the record holder of the number of shares of Preferred Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including

Preferred Stock or Convertible Securities, or in any rights or options to purchase any Preferred Stock or Convertible Securities) payable in respect of such Preferred Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Preferred Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

(c) In case the Company shall at any time subdivide its outstanding shares of Preferred Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Preferred Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

(d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(e) If by reason of the terms of the Company’s Certificate of Incorporation, all of the Company’s outstanding Preferred Stock shall have been mandatorily redeemed for cash or mandatorily converted into shares of Common Stock (either such event being herein referred to as an “Event”), then from and after such Event, the holder of this Warrant shall have the right to purchase and receive in lieu of the shares of Preferred Stock immediately theretofore purchasable and receivable hereunder that number of shares of Common Stock equal to the number of shares of Common Stock, subject to adjustment as herein provided, that would have been received if this Warrant had been exercised in full and the Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such Event. The warrant purchase price shall be immediately adjusted to equal (subject to further adjustment as herein provided) the quotient obtained by dividing (x) the aggregate warrant purchase price of the maximum number of shares of Preferred Stock for which this Warrant was exercisable immediately prior to such Event, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such Event. From and after such Event, references in this Warrant to Preferred Stock shall be deemed amended to be references to Common Stock, and any other appropriate provision shall be made, to the extent necessary or appropriate, to accord the holder of this Warrant the same rights and privileges relative to the purchase of Common Stock as this Warrant accorded the holder relative to the purchase of Preferred Stock prior to the Event (including without limitation the provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon exercise of this Warrant).

(f) Upon any adjustment of the warrant purchase price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(g) In case any time:

(1) the Company shall declare any cash dividend on its capital stock at a rate in excess of the rate of the last cash dividend theretofore paid;

(2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution (other than regular cash dividends) to the holders of its capital stock;

(3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights;

(4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

(5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(6) there shall be any redemption or mandatory conversion of Preferred Stock;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(h) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

(i) No fractional shares of Preferred Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Preferred Stock as of the close of business on the date of the notice required by paragraph g above. “Market Price” shall mean, if the Preferred Stock is traded on a securities exchange, the average of the closing prices of the Preferred Stock on such exchange on the 20 trading days ending on the trading day prior to the date of determination, or, if the Preferred Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 20 trading days ending on the trading day prior to the date of determination. If at any time the Preferred Stock is not traded on an exchange, or otherwise traded in the over-the-counter market, but the Common Stock of the Company is, then the Market Price shall be deemed to be the average closing prices or average closing bid prices of the Common Stock, as the case may be, or, if such exercise occurs in connection with a public offering of the Common Stock, the public offering price of the Common Stock, in each case, multiplied by the number of shares or fraction thereof into which a share of Preferred Stock is then convertible. If at any time neither the Preferred Stock nor the Common Stock is traded on an exchange or the NASDAQ National Market System, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

6. The Company hereby grants registration rights to the holder of this Warrant for any Common Stock of the Company obtained upon conversion of the Preferred Stock, comparable to the registration rights granted to the investors in that certain Second Amended and Restated Investor Rights Agreement, dated as of August         , 2006, as amended (the “Investor Rights Agreement”), with the following exceptions and clarifications:

(i) The holder will have no demand registration rights as set forth in Section 2.2 of the Investor Rights Agreement, but can otherwise participate in any registration demanded by the Investors thereunder, subject to underwriting cutbacks as set forth in Section 2.3(b).

(ii) The holder will be subject to the same provisions regarding indemnification and Market Stand-off as contained in Sections 2.7 and 2.13 of the Investor Rights Agreement.

(iii) The registration rights are freely assignable by the holder of this Warrant in connection with a permitted transfer of this Warrant or the Preferred Stock issued upon the exercise hereof.

7. The holder of this Warrant represents and warrants that:

(a) This Warrant and the shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “Act”).

(b) The holder of this Warrant understands that this Warrant and the shares issuable hereunder have not been registered under the Act or any state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to section 4(2) thereof, and that they must be held by such holder indefinitely, and that such holder must therefore bear economic risk of such investment indefinitely, unless a disposition thereof is registered under the Act or applicable state securities laws or is otherwise exempted from such registration.

(c) The holder of this Warrant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring and holding this Warrant and the shares issuable hereunder and of protecting its interests in connection therewith. The holder of this Warrant is an “accredited investor” within the meaning of Section 501 of Regulation D promulgated under the Act.

(d) The holder of this Warrant is able to bear the economic risk of acquiring the shares issuable hereunder pursuant to the terms of this Warrant.

8. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring or assigning this Warrant or transferring any Preferred Stock issuable or issued upon the exercise hereof of such holder’s intention to do so, describing briefly the manner of any proposed transfer or assignment of this Warrant or such holder’s intention as to the disposition to be made of shares of Preferred Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer or assignment of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Preferred Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer or assign this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Preferred Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

9. Subject to the provisions of paragraph 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, subject to the terms and restrictions hereof, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

10. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

11. (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the “Conversion Right”) to convert this Warrant or any portion thereof into shares of Preferred Stock as provided in this paragraph 11 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Preferred Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Preferred Stock, determined in each case as of the Conversion Date (as hereinafter defined). The “Net Value” of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this paragraph 11 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

(b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), but not later than the expiration date of this Warrant. Certificates for the shares of Preferred Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

(c) For purposes of this paragraph 11, the “fair market value” of a share of Preferred Stock as of a particular date shall be its Market Price, calculated as described in paragraph 4(i) hereof (assuming for this purpose that references to “date of determination” (or words of similar import) in paragraph 4(i) shall be deemed references to “Conversion Date”).

12. The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares issuable upon exercise of this Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

13. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of August 2, 2006.

LIPOSCIENCE, INC.

By	/s/ Richard O. Brajer
Richard O. Brajer, President and Chief Executive Officer

RESTRICTION ON TRANSFER

“The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.”

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:	LipoScience, Inc. (the “Company”)

The undersigned

Please insert Social Security or other

identifying number of Subscriber:

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,              shares of the Preferred Stock (the “Preferred Stock”) provided for therein and tenders payment herewith to the order of the Company in the amount of $            , such payment being made as provided on the face of this Warrant.

The undersigned hereby represents and warrants that the representations and warranties in paragraph 7 of the Warrant are true and correct as of the date hereof.

The undersigned requests that certificates for such shares of Preferred Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Preferred Stock shall not be all the shares of Preferred Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Preferred Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

Signature
Note: The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)